UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Shady Elm Road,	Winchester,	Virginia	22602
(Address of principal executive offices			(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock (no par value)	AMWD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

American Woodmark Corporation

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 14, 2020, American Woodmark Corporation (the “Company”) announced that S. Cary Dunston has retired as the Company’s President and Chief Executive Officer and as a member of the Company’s board of directors effective July 9, 2020. In connection with Mr. Dunston’s retirement, the Company’s board of directors has elected M. Scott Culbreth to serve as the Company’s President and Chief Executive Officer effective July 9, 2020. Mr. Culbreth previously served as a Senior Vice President and the Chief Financial Officer of the Company. Also, Vance W. Tang, Lead Independent Director for the Company prior to Mr. Dunston’s retirement, was elected non-executive Chairman of the Board of Directors, effective immediately.

In connection with Mr. Dunston’s retirement, the Company and Mr. Dunston have entered into a separation agreement and release under which Mr. Dunston will receive a salary continuation payment of $935,000, payable over 12 months, which is equivalent to Mr. Dunston’s current annual salary before it was reduced due to the COVID-19 pandemic. Mr. Dunston will also continue to receive Company health benefits for a period of one year following his retirement. In exchange for the payments and benefits provided for in the separation agreement and release, Mr. Dunston has agreed to abide by certain non-competition and non-solicitation provisions for a period of one year and has released the Company and its affiliates from all claims he has or may have against the Company and its affiliates arising out of his employment and separation from the Company. Pursuant to the terms of the Company’s restricted stock unit (“RSU”) awards, a prorata portion of Mr. Dunston’s outstanding, unvested RSUs based on his total period of service from the grant date through the date of his retirement will vest upon his retirement due to the fact that Mr. Dunston is 55 or older and has over ten years of service with the Company. Mr. Dunston will receive 14,411 shares of Company common stock upon the settlement of these RSUs.

Mr. Dunston’s retirement was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

Mr. Culbreth’s compensation arrangements currently remain unchanged from those previously disclosed as the compensation arrangements for his new position have not yet been determined. For more information concerning Mr. Culbreth, please see “Executive Officers of the Registrant” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020.

Effective July 9, 2020, the Company’s board of directors appointed Paul Joachimczyk, age 48, to serve as Vice President and Chief Financial Officer of the Company.  In this role, Mr. Joachimczyk will perform the functions of principal accounting officer and principal financial officer.  Mr. Joachimczyk has served as Vice President, Financial Planning and Analysis since joining the Company on February 4, 2019. Prior to joining the Company, from October 2016 to June 2018, Mr. Joachimczyk served as Vice President of Finance and Corporate Controller at TopBuild Corp., a publicly traded construction services and distribution company.  From May 2014 to July 2016, Mr. Joachimczyk was with Stanley Black & Decker, Inc., a public company that serves as a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, and engineered fastening systems. In his last role with Stanley Black & Decker, Mr. Joachimczyk served as CFO - Functional Transformation and was responsible for redesigning the finance and IT functions across the company. Mr. Joachimczyk is a certified public accountant and began his career with Ernst and Young, LLP.

Mr. Joachimczyk has no family relationships with any other director or executive officer of the Company and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  There are no arrangements or understandings between Mr. Joachimczyk and any other person pursuant to which he was appointed to serve as an officer of the Company.  The compensation arrangements for Mr. Joachimczyk’s new position have not yet been determined.

Also on July 14, 2020, the Company announced that R. Perry Campbell was terminated as Senior Vice President, Sales and Commercial Operations effective as of July 9, 2020. Mr. Campbell’s termination follows an internal investigation that found Mr. Campbell exhibited behavior that violated the Company’s policies and values. His termination is not related to the Company’s operational or financial performance. In connection with his termination, the Company and Mr. Campbell have entered into a separation agreement and release under which Mr. Campbell will receive a salary continuation payment of $271,147.50, payable over nine months, which is equivalent to Mr. Campbell’s salary for a period of nine months before it was reduced due to the COVID-19 pandemic. In exchange for this payment, Mr. Campbell has agreed to abide by certain non-competition and non-solicitation provisions for a period of one year and has released the Company and its affiliates from all claims he has or may have against the Company and its affiliates arising out of his employment and separation from the Company. Under the terms of the separation agreement and release, Mr. Campbell will not be entitled to any continued benefits or other compensation for his prior service to the Company, except for the payment of Mr. Campbell’s bonus for fiscal 2020 which was deferred due to the COVID-19 pandemic.

The foregoing summaries of the separation agreements with Mr. Dunston and Mr. Campbell do not purport to be complete and are qualified in its entirety by reference to the text of the agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 13, 2020, the Board of Directors of the Company approved an amendment to Article II, Section 2 of the Company's Bylaws. The amendment will decrease the number of directors of the Company from seven to six. The full text of the Bylaws of the Company, marked to show the change, is attached as Exhibit 3.1 to this report and is incorporated in response to this Item by reference thereto.

ITEM 8.01    OTHER EVENTS.

On July 14, 2020, the Company issued a press release concerning the matters disclosed in Item 5.02 above. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

3.1*	Bylaws of the Company, as amended effective July 13, 2020 (marked to show changes)
10.1*	Separation Agreement and Release, effective July 13, 2020, between American Woodmark Corporation and S. Cary Dunston
10.2*	Separation Agreement and Release, effective July 13, 2020, between American Woodmark Corporation and R. Perry Campbell
99.1	Press Release, dated July 14, 2020
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH

M. Scott Culbreth
President & Chief Executive Officer

Date: July 14, 2020
Signing on behalf of the registrant and as principal executive officer